UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2016

VapAria Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-1521364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN	55419
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Recent Sales of Unregistered Securities.

On January 28, 2016 VapAria Corporation entered into five License Agreements with Chong Corporation, a related party, pursuant to which we were granted exclusive worldwide licenses for the following patented and patent pending technology:

●	U.S. Patent No.: 8,903,228 issued on December 20, 2014 for a vapor delivery device;

●	U.S. Patent No.: 8,962,040 issued on February 24, 2015 for appetite suppression (hoodia);

●	U.S. Patent App. No.: 13/846,617 filed on March 18, 2013 for low temperature vaporization of a tobacco;

●	U.S. Patent App. No.: 13/453,939 filed on April 12, 2012 for an enhanced vapor delivery system; and

●	U.S. Patent App. No.: 14/629,279 filed on February 23, 2015 for a sleep aid (melatonin).

The terms of each License Agreement is identical. Under the agreements, we were granted the rights to sublicense and/or produce and market products during the term of the agreement. As consideration for each of these License Agreements we issued Chong Corporation 5,000,000 shares of our common stock, for an aggregate issuance of 25,000,000 shares. Under each agreement we agreed to pay Chong a royalty in the amount of $50,000 per annum in the first calendar year, and for each year thereafter for the remaining life of the patent, in which the patent is issued and is licensed and/or commercialized with an acknowledged embodiment and/or use. Chong is responsible for the payment of all expenses and costs associated with protecting the patents from infringement and/or from claims of infringement from other parties. The term of the license is for the life of the respective patent, subject to earlier termination by either party in the event of a default, which includes a non-payment of any monetary obligations under the terms of the License Agreement, or a breach of any representation or warranty. The License Agreements contain customary cross indemnification provisions.

Chong is an accredited investor and the issuances were exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) of that Act.

The foregoing description of the terms and conditions of the License Agreements is qualified in its entirety by reference to the agreements which are filed as Exhibits 10.9, 10.10, 10.11, 10.12 and 10.13 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.9	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 228 patent.

10.10	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 040 patent.

10.11	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 617 patent application.

10.12	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 939 patent application.

10.13	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 279 patent application.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VapAria Corporation

Date: January 29, 2016	By:	/s/ William Bartkowski
William Bartkowski, President and Chief Operating Officer

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Exhibit Index

10.9	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 228 patent.

10.10	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 040 patent.

10.11	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 617 patent application.

10.12	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 939 patent application.

10.13	License Agreement dated January 28, 2016 by and between VapAria Corporation and Chong Corporation for the 279 patent application.

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